UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2012

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Arrangement between the Registrant and Leonard Steinberg

On January 23, 2012, Alaska Communications Systems Group, Inc. (the "Company") and Leonard Steinberg entered into a new employment arrangement (the "Employment Arrangement"), which replaces his 2007 employment agreement with the Company. Set forth below is a brief description of the material terms of the Employment Arrangement.

Effective Date: The Employment Arrangement is effective on January 1, 2012.

Title: Mr. Steinberg is now the Company’s Senior Vice President, Legal, Regulatory & Governmental Affairs.

Base Salary: Mr. Steinberg is entitled to an annual base salary of $240,000.

Annual Cash Incentive: Mr. Steinberg continues to have the opportunity to earn an annual cash incentive payment, in accordance with the Company’s leadership team cash incentive program. Mr. Steinberg’s target amount is equal to 100% of his base salary. Actual payments made, if any, will (a) vary based upon his and the Company’s performance, (b) be earned and payable only after completion of the year-end financial audit, (c) only be paid if Mr. Steinberg continues to be a regular, full time employee at the time payment is made in the year following the performance year.

Equity Incentive Program: Mr. Steinberg will remain eligible to participate in the Company’s leadership team equity program. His participation will be subject to terms and provisions applicable to other senior leadership team members. Under the current leadership team equity program, restricted stock units and performance stock units are granted annually, based on Mr. Steinberg’s role and performance of that role, as approved by the Board of Directors.

Signing Bonus: As an incentive to enter into the Employment Arrangement, Mr. Steinberg will receive a one-time signing bonus of $50,000.

Other Benefits: Other benefits will continue and include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement investment plan, employee stock purchase plan, and a pension plan.

Post-Termination Payments: Upon a termination by the Company without cause or by Mr. Steinberg for good reason, Mr. Steinberg is entitled to post-termination benefits in accordance with the Company’s 2010 Officer Severance Policy, which may be modified from time to time in the future and, as modified, will apply to Mr. Steinberg. The Company’s 2010 Officer Severance Policy is incorporated herein by reference to Exhibit 10.1 of the Company's Form 8-K filed with the SEC on November 4, 2010.

The general description of the terms of the Employment Arrangement set forth above is qualified in its entirety by the Employment Arrangement. The Employment Arrangement specifically sets forth the arrangement between the Company and Mr. Steinberg. The complete text of the Employment Arrangement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Arrangement between Alaska Communications Systems Group, Inc., and Leonard Steinberg entered into as of January 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

January 26, 2012	By:	/s/Lars Danner

Name: Lars Danner
Title: Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Arrangement between the Company and Leonard Steinberg